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                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT (this "Agreement") dated February 12, 2002, is entered into by and between Steven Strasser ("Consultant") whose address is _____________________________________, and Sensar Corporation, a Nevada
corporation (the "Company") whose address is 136 East South Temple, Suite 2325, Salt Lake City, Utah 84111.

                                    RECITALS:

         WHEREAS, the Company has entered into an Agreement and Plan of Merger dated February 12, 2002 (the "Merger Agreement"), pursuant to which VitalStream Operating Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub") has agreed to merge (the "Merger") with and into VitalStream, Inc. ("VitalStream"); and

         WHEREAS, Consultant is an officer of the Company and has experience in, and knowledge regarding, the corporate management and the resolution of transition issues following a consolidation transaction; and

         WHEREAS, the Company desires to obtain, and Consultant desires to provide, certain services as provided in this Agreement;

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant hereby agree as follows:

1.       TERMINATION OF EMPLOYMENT; COMMENCEMENT OF CONSULTANT SERVICES.

         (a) RESIGNATION OF CONSULTANT. Effective as of the time the Merger becomes effective (the "Effective Time"), Consultant hereby resigns from all positions Consultant holds with the Company, including the positions of Chief Operating Officer, Chief Financial Officer, employee and director. Effective as of the Effective Time, the Company and Consultant hereby mutually terminate any and all employment agreements that Consultant has with the Company, including all agreements, if any, under which Consultant was to receive severance or other benefits in connection with the termination of his service with the Company.

         (b) ENGAGEMENT AS CONSULTANT. Commencing on the Effective Time, Consultant is hereby engaged as an outside consultant to the Company, and, as requested by the Company, subject to the terms and conditions of this Agreement, Consultant shall provide advice and information to the Company regarding general operations, management and transitions issued following the consummation of the Merger (the "Services") throughout the Term (as defined below). Consultant shall provide the Services when and as reasonably requested by the Company, up to a maximum of 14 hours per month. Consultant shall not be obligated to travel outside of Salt Lake City, Utah in order to perform the Services and shall receive reasonable prior notice of each time Consultant is being asked to perform Services.


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2.       TERM. This Agreement shall be valid and binding on the parties hereto as of the date first set forth above; provided, however, none of the affirmative covenants hereunder shall be effective unless and until the Merger is consummated. If (a) the Merger Agreement is terminated pursuant to Article VII thereof, or (b) the Merger is not consummated by June 30, 2002, the affirmative covenants in this Agreement shall not become effective, and this Agreement shall be void ab initio. If the Merger Agreement is consummated, the affirmative covenants of this Agreement shall be effective during the period commencing at the Effective Time and continuing until December 31, 2002 (the "Term").

3.       COMPENSATION.

         (a) CONSULTING FEE. The Company shall pay to Consultant a consulting fee (the "Fee") of $8,000 per month (pro rated for any partial months) during the Term. The Fee shall be payable (i) 40% of the aggregate Fee immediately prior to the Effective Time (together with all accrued and unpaid salary of Consultant through the Effective Time), and (ii) $4,800 per month (prorated for any partial month) on the last day of each month during the Term.

         (b) OPTIONS. In consideration of Consultant's service as an officer and director, and in anticipation of Consultant's future service as a consultant, the Company shall execute and deliver to Consultant on the date hereof a Stock Option Agreement in the form attached hereto as EXHIBIT A.

4. MANNER OF SERVICES. Consultant shall provide the Services to the Company in the highest quality manner and shall adhere to professional standards customary for other professionals performing similar functions. Consultant agrees to devote such time and attention, up to a maximum of 14 hours per month, as is necessary and appropriate to perform the Services on a timely basis and in a professional manner.

5.       INDEPENDENT CONTRACTOR.

         (a) Following the Effective Time, Consultant will not be an employee of the Company for any purpose whatsoever, but will be an independent contractor for all purposes, including with respect to workers' compensation laws, unemployment insurance laws, Social Security laws, and the United States Internal Revenue Code. For that reason, no payroll deductions or payments will be made by the Company for unemployment insurance, workers' compensation, Social Security, or taxes. Consultant understands and agrees that Consultant shall be responsible for his federal, state and local income taxes, self-employment taxes, Social Security taxes, and any other taxes and that the Company may be required to report its payments to Consulting to taxing authorities.

         (b) Following the Effective Time, Consultant shall act as and be an independent contractor and shall not be subject to the supervision or control of the Company and shall generally have control and responsibility for when, where and how the Services are to be performed, so long as the Services are performed within the reasonable time constraints set by the Company consistent with the needs of the Company for the Services as contemplated under this Agreement. The Company shall not have any obligation to provide office space, equipment, support staff, supplies, or facilities to enable Consultant to perform the Services under this Agreement (except that the Company shall reimburse Consultant for all pre-approved travel expenses incurred in connection with the Services).

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         (c)      Following the Effective Time, Consultant shall not be an agent of the Company and shall have no right or authority to act on behalf, bind or incur any obligations whatsoever on behalf or in the name of the Company.

6. MODIFICATION; WAVIER; DISCHARGE. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by each of the parties hereto. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

7.       CONFIDENTIALITY.

         A. Consultant recognizes that during the course of providing the Services, Consultant shall review, receive and otherwise obtain confidential or proprietary information and materials from the Company, including information relating to inventions, patent, trademark and copyright applications, improvements, know-how, source code, specifications, drawings, cost and pricing data, process flow diagrams, bills, customer and vendor lists, ideas, business plans and/or any written material or electronic storage mediums referring to or containing same (the "Confidential Information"). Notwithstanding the foregoing, the Confidential Information shall not include any information that (i) is made public by an act or omission of the Company or its authorized representative,
(ii) is received from an unrelated third party that (after due and reasonable inquiry) Consultant determines is not bound by an obligation of confidentiality, or (iii) is required to be disclosed pursuant to a court order (provided that Consultant shall give the Company five days prior written notice prior to making a disclosure under this subsection (iii)).

         B. Consultant covenants and agrees that during the term of this Agreement and forever after its termination or expiration, Consultant (1) shall not disclose the Confidential Information to any person or entity other than employees of the Company in the course of providing the Services, (2) shall not use such Confidential Information for the benefit of Consultant's own business or for the benefit of any person or entity other than the Company, and (3) upon request, shall promptly return to the Company any materials, including all memoranda, computer disks or other storage media, drawings, patent, trademark and copyright applications, specifications and process or flow diagrams, including any copies, notes, or memoranda made by Consultant, that in any way relate to the Confidential Information.

8. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of Consultant and the Company. Neither party may assign this Agreement or the rights granted hereunder without the prior written consent of the other party.

9. COMPLETE AGREEMENT. The Company and Consultant acknowledge that this Agreement, including EXHIBIT A attached hereto, contains the full and complete agreement between the parties with respect to the subject matter contained herein and that there are no oral or implied agreements or other modifications not specifically set forth herein or therein.

10. COUNTERPARTS. This Agreement may be executed in counterparts and by facsimile, each of which

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shall be deemed to be an original but all of which together will constitute one and the same instrument.

11. HEADINGS. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

12. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Nevada without regard to its conflicts-of-law principles, and each party hereby expressly submits themselves to the exclusive, personal jurisdiction of the courts situate in the State of Nevada, with respect to any and all claims demands and/or causes of action asserted or filed by any party in any way relating to, or arising out of, this Agreement or the subject matter hereof.

[intentionally left blank; signature page follows]









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         IN WITNESS WHEREOF, Consultant and the Company have executed this
Consulting Agreement as of the date first above written.

COMPANY:

Sensar Corporation


By:  /s/ Andrew Bebbington
     ------------------------------
Its:  Chief Financial Officer
      -----------------------------



CONSULTANT:


/s/ Steven Strasser
-----------------------------------
Steven Strasser












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                                    EXHIBIT A
                                       TO
                              CONSULTING AGREEMENT

                             STOCK OPTION AGREEMENT


                                 [see attached]






















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